Exhibit 99.1

Sophiris Bio Reports Second Quarter 2016 Financial Results and Key Business Highlights

SAN DIEGO and VANCOUVER, British Columbia, August 9, 2016 – Sophiris Bio Inc. (NASDAQ: SPHS) (the “Company” or “Sophiris”), a biopharmaceutical company developing topsalysin (PRX302) for the treatment of urological diseases, today announced financial results for the three and six months ended June 30, 2016.

Business Highlights:

●	On June 9, 2016, the Company announced successful results from its completed Phase 2a study of topsalysin in localized prostate cancer.
●

On May 12, 2016, the Company announced the engagement Oppenheimer & Co. Inc. as its financial advisor to assist with the evaluation of various strategic options for advancing topsalysin development programs.

●

On May 11, 2016, the Company announced the closing of a registered offering in which the Company raised net proceeds of $4.6 million. During June and July, the Company received proceeds of $2.4 million from the exercise of warrants included in this transaction bringing the total proceeds from this offering to $7.0 million.

●

On May 7, 2016, the Company presented positive data from its successful Phase 3 clinical trial of topsalysin as a treatment for the symptoms of benign prostatic hyperplasia (“BPH”) as a late breaking poster at the 111th American Urological Association Annual Meeting. A copy of the poster is available on the Company’s website at www.sophirisbio.com.

“2016 is proving to be a transformational year for Sophiris,” stated Randall Woods, president and CEO of Sophiris Bio. “In the past quarter, we completed a Phase 2a proof of concept trial of topsalysin in localized prostate cancer in which topsalysin demonstrated the ability to ablate tumor cells in 50 percent of patients, including two men who experienced complete ablation of their targeted tumor with no evidence of any tumor remaining at 6 months post treatment. We also presented complete results from the Phase 3 BPH study in a late breaking presentation at the AUA 2016 Annual Meeting, demonstrating that topsalysin met the primary endpoint of a reduction in symptom score compared to the vehicle control arm. These two indications represent very large patient populations with very few adequate treatment options, and these clinical results are generating interest from investigators and the medical community. We are currently evaluating our options for moving these programs forward into additional clinical trials.”

Financial Results:

At June 30, 2016, we had cash and cash equivalents of $8.3 million and net working capital of $5.7 million. We expect that our cash and cash equivalents will be sufficient to fund our operations for at least the next twelve months assuming that we do not initiate any new development activities for topsalysin. We do not plan to initiate any new clinical trials, including a second Phase 3 trial in BPH or a second Phase 2 trial in localized prostate cancer unless we obtain additional financing. We are actively evaluating strategic alternatives, including potential partnering arrangements, financings or a strategic transaction. As of June 30, 2016, the outstanding principal balance of our term loan was $4.3 million on which we make principal and interest payments monthly.

 For the three months ended June 30, 2016

The Company reported a net loss of $4.1 million ($0.21 per share) for the three months ended June 30, 2016 compared to a net loss of $3.7 million ($0.22 per share) for the three months ended June 30, 2015.

Research and development expenses

Research and development expenses were $1.0 million for the three months ended June 30, 2016 compared to $2.6 million for the three months ended June 30, 2015. The decrease in research and development costs are primarily attributable to a decrease in the costs associated with the Company’s Phase 3 PLUS-1 clinical trial and our Phase 2a proof of concept clinical trial for the low to intermediate risk prostate cancer. These decreases are partially offset by an increase in personnel related costs and a $0.1 million milestone payment payable as the result of the completion of Phase 1 clinical activities of topsalysin for the treatment of prostate cancer.

General and administrative expenses

General and administrative expenses were $1.4 million for the three months ended June 30, 2016 compared to $1.0 million for the three months ended June 30, 2015. The increase is primarily due to increases in personnel related costs, legal costs and closing costs which were allocated to the warrants issued in our financing completed in May 2016. These increases were partially offset by a decrease in non-cash stock-based compensation expense.

For the six months ended June 30, 2016

The Company reported a net loss of $6.3 million ($0.35 per share) for the six months ended June 30, 2016 compared to a net loss of $8.0 million ($0.48 per share) for the six months ended June 30, 2015.

Research and development expenses

Research and development expenses were $1.9 million for the six months ended June 30, 2016 compared to $5.6 million for the six months ended June 30, 2015. The decrease in research and development costs are primarily attributable to a decrease in the costs associated with the Company’s completed Phase 3 PLUS-1 clinical trial of topsalysin and costs associated with the manufacturing activities for topsalysin. These decreases are partially offset by increases in personnel related costs and a $0.1 million milestone payment payable as the result of the completion of Phase 1 clinical activities of topsalysin for the treatment of prostate cancer.

General and administrative expenses

General and administrative expenses were $2.5 million for the six months ended June 30, 2016 compared to $2.0 million for the six months ended June 30, 2015. The increase is primarily due to an increase in legal, accounting, professional services, personnel related costs and closing costs which were allocated to the warrants issued in our financing completed in May 2016. These increases were partially offset by a decrease in non-cash stock-based compensation expense.

About Sophiris

Sophiris Bio Inc. is a biopharmaceutical company developing topsalysin, a clinical-stage, targeted therapy for the treatment of urological diseases. Topsalysin has successfully completed a Phase 3 clinical study for the treatment of the symptoms of benign prostatic hyperplasia (BPH), and is designed to be as efficacious as pharmaceuticals, less invasive than the surgical interventions, and without the sexual side effects seen with existing treatments. Topsalysin has also successfully completed a Phase 2a study for the treatment of clinically significant, localized low to intermediate risk prostate cancer prior to radical therapy. For more information, please visit www.sophirisbio.com.

Certain statements included in this press release may be considered forward-looking, including the quote of Sophiris’ President and CEO and any expectations relating to the review of strategic alternatives, the potential completion of a partnering, financing or strategic transaction and expectations about further development of PRX302, or Sophiris’ capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include without limitation, risks associated with various strategic alternatives, including risks relating to raising capital and risks finding a development or strategic partner and negotiating a development or other strategic agreement, and other risks and uncertainties identified by Sophiris in its public securities filings with the SEC. All forward-looking statements are based on Sophiris’ current beliefs as well as assumptions made by and information currently available to Sophiris and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, clinical trial results, market acceptance, ability to raise capital and future commitments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Peter Slover

Chief Financial Officer

(858) 777-1760

Corporate Communications and Investor Relations:
Jason Spark	Michael Moore
Canale Communications	NATIONAL Equicom
Corporate Communications and IR	Investor Relations
(619) 849-6005	(858) 886-7813
jason@canalecomm.com	mmoore@national.ca

Sophiris Bio Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30 2016	December 31, 2015

Assets:

Current assets:

Cash and cash equivalents	$8,338	$5,881
Securities available-for-sale	-	2,500
Other receivables	1	8
Prepaid expenses	170	467

Total current assets	8,509	8,856

Property and equipment, net	7	17
Other long-term assets	-	19

Total assets	$8,516	$8,892

Liabilities and shareholders’ equity:

Current liabilities:

Accounts payable	$201	$909
Accrued expenses	734	566
Current portion of promissory notes	1,879	1,771

Total current liabilities	2,814	3,246

Long-term promissory notes	2,605	3,572
Warrant liability	2,258	-
Stock-based compensation liability	102	168

Total liabilities	7,779	6,986

Shareholders’ equity:

Common shares, unlimited authorized shares, no par value; 21,421,779 and 17,244,736 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	117,745	113,880
Contributed surplus	18,983	17,683
Accumulated other comprehensive gain	99	99
Accumulated deficit	(136,090)	(129,756)

Total shareholders’ equity	737	1,906

Total liabilities and shareholders’ equity	$8,516	$8,892

Sophiris Bio Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Operating expenses:
Research and development	$978	$2,557	$1,907	$5,638
General and administrative	1,357	997	2,521	2,045
Total operating expenses	2,335	3,554	4,428	7,683

Other income (expense):
Interest expense	(137)	(177)	(287)	(354)
Interest income	3	6	7	14
Loss on revaluation of warrant liability	(1,619)	-	(1,619)	-
Other expense	(3)	(13)	(7)	(20)
Total other expense	(1,756)	(184)	(1,906)	(360)

Net loss	$(4,091)	$(3,738)	$(6,334)	$(8,043)

Basic and diluted loss per share	$(0.21)	$(0.22)	$(0.35)	$(0.48)
Weighted average number of outstanding shares – basic and diluted	19,340	16,845	18,292	16,845

Source: Sophiris Bio Inc.